Exhibit 5

May 10, 2024

American Electric Power Company, Inc.
1 Riverside Plaza
Columbus, Ohio 43215

Ladies and Gentlemen:

I am an employee of American Electric Power Service Corporation, a New York corporation and a service company affiliate of American Electric Power Company, Inc., a New York corporation (the “Company”). I have acted as counsel to the Company in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), for the registration by the Company of an aggregate of 10,000,000 shares of Common Stock, par value $6.50 per share (the “Shares”), to be offered and sold under the American Electric Power System 2024 Long-Term Incentive Plan (the “Plan”).

I have examined the Registration Statement, a form of the share certificate and the Restated Certificate of Incorporation of the Company. I also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as I have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, I have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

Based upon the foregoing, I am of the opinion that the Shares are duly authorized and when the shares have been issued and delivered in accordance with the Plan, such Shares will be validly issued, fully paid and nonassessable.

I do not express any opinion herein concerning any law other than the law of the State of New York and the Federal law of the United States.
I hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                            Very truly yours,

                            /s/ David C. House
                            David C. House

#3247969v1